UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2009
NVR, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
11700 Plaza America Drive, Suite 500, Reston, VA 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 Entry Into a Material Definitive Agreement
NVR Mortgage Finance, Inc. Master Repurchase Agreement:
     On August 5, 2009, NVR Mortgage Finance, Inc. (“NVRM” or the “Seller”), a wholly owned subsidiary of NVR, Inc., renewed its Master Repurchase Agreement dated August 5, 2008 with U.S. Bank National Association, as Agent and representative of itself as a Buyer, and the other Buyers thereto (the “Master Repurchase Agreement”) pursuant to a First Amendment to Master Repurchase Agreement with U.S. Bank National Association, as Agent and representative of itself as Buyer (“Agent”), and the other Buyers thereto (together with the Master Repurchase Agreement, the “Amended Repurchase Agreement”). The purpose of the Amended Repurchase Agreement is to finance the origination of mortgage loans by NVRM. The Amended Repurchase Agreement provides for loan purchases up to $100 million, subject to certain sublimits. In addition, the Amended Repurchase Agreement provides for an accordion feature under which NVRM may request that the aggregate commitments under the Repurchase Agreement be increased to an amount up to $125 million. The Amended Repurchase Agreement expires on August 3, 2010.
     Advances under the Amended Repurchase Agreement carry a Pricing Rate based on the Libor Rate (or, under certain circumstances in which the LIBOR Rate is not available, ascertainable, lawful or practicable, the Alternate Base Rate), in each case plus the Libor Margin, or at NVRM’s option, the Balance Funded Rate, (as such terms are defined in the Amended Repurchase Agreement).
     The Amended Repurchase Agreement contains various affirmative and negative covenants. The negative covenants include among others, certain limitations on transactions involving acquisitions, mergers, the incurrence of debt, sale of assets and creation of liens upon any of its Mortgage Notes. Additional covenants include (i) a tangible net worth requirement, (ii) a minimum tangible net worth ratio, (iii) a minimum net income requirement, and (iv) a minimum liquidity requirement.
     The Amended Repurchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The above referenced summary of the material terms of the Amended Repurchase Agreement is qualified in its entirety by reference to Exhibit 10.1.
NVR, Inc. Working Capital Facility:
     On August 4, 2009, NVR, Inc., as borrower (“NVR”), entered into an amendment to its $600 million revolving credit agreement with the Lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Amended Facility”) to reduce the total available borrowings under the Amended Facility to $300 million, to eliminate the accordion feature to increase the total commitments available, and to amend or eliminate certain non-financial covenants. The facility’s termination date was unaffected by the amendment and remains December 6, 2010.

     The Amended Facility is attached as Exhibit 10.2 hereto and is incorporated herein by reference. The above referenced summary of the material terms of the Amended Facility is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Number	Description

10.1	First Amendment to Master Repurchase Agreement dated August 5, 2009 among U.S. Bank National Association, as Agent and a Buyer, the other Buyers party hereto and NVR Mortgage Finance, Inc., as Seller.

10.2	First Amendment to Credit Agreement dated as of August 4, 2009 among NVR, Inc. and the lenders party hereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.
Date August 7, 2009	By:	/s/ Dennis M. Seremet
		Name:	Dennis M. Seremet
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	First Amendment to Master Repurchase Agreement dated August 5, 2009 among U.S. Bank National Association, as Agent and a Buyer, the other Buyers party hereto and NVR Mortgage Finance, Inc., as Seller.

10.2	First Amendment to Credit Agreement dated as of August 4, 2009 among NVR, Inc. and the lenders party hereto, and Bank of America, N.A., as Administrative Agent.

5